Exhibit 99.1

BlackRock to Acquire Preqin, Leading Private Markets Data Solutions Provider

Transforms BlackRock’s private markets capabilities by delivering integrated investments, technology, and data for the whole portfolio

Strategic expansion of Aladdin tech business into fast-growing private markets data segment, unlocking additional $8 billion total addressable market

Preqin grows BlackRock’s client base across GPs, LPs and service providers, bringing 4,000+ relationships and ~$240 million of highly recurring 2024E revenue

NEW YORK, LONDON – June 30, 2024 – BlackRock, Inc. (NYSE: BLK) has agreed to acquire Preqin, a leading independent provider of private markets data for £2.55 billion or approximately $3.2 billion in cash. Bringing together Preqin’s data and research tools with Aladdin’s complementary workflow capabilities in a unified platform will create a preeminent private markets technology and data provider. The acquisition adds a highly complementary data business to BlackRock’s investment technology, marking a strategic expansion into the fast-growing private markets data segment.

Private markets are the fastest growing segment of asset management, with alternative assets expected to reach nearly $40 trillion by the end of the decade. As institutional and wealth investors increase allocations to alternatives, BlackRock has built a leading private markets franchise to meet this client demand. There is an even greater need for standardized data, benchmarks, and analytics that enable investors to better incorporate private asset classes into portfolios and provide fund managers with better data and tools to deliver outcomes for clients. Private markets data is estimated to be an $8 billion total addressable market and growing 12% per year, reaching $18 billion by 2030.

Preqin empowers investors to make better decisions by providing data and insights that increase transparency and access across the global alternatives market. With a 20-year history, Preqin is a leading independent data solutions provider in private markets with global coverage of 190,000 funds, 60,000 fund managers and 30,000 private markets investors, reaching more than 200,000 users, including asset managers, insurers, pensions, wealth managers, banks, and other service providers. In 2024, Preqin is expected to generate ~$240 million of highly recurring revenue and has grown approximately 20% per year in the last three years.

Through the Aladdin platform, BlackRock provides technology solutions to over 1,000 clients. The combination of Preqin with eFront, Aladdin’s private markets solution, brings together the data, research, and investment process for fund managers and investors across fundraising, deal sourcing, portfolio management, accounting, and performance. Preqin will also continue to be offered as a standalone solution.

“BlackRock’s vision has always been to bring together investments, technology, and data to offer solutions that meet our clients’ needs across their whole portfolio. As clients increasingly evolve their focus from choosing products to constructing portfolios, this shift requires technology, data, and analytics that create a ‘common language’ for investing across both public and private markets. We see data powering the industry across technology, capital formation, investing, and risk management,” said Rob Goldstein, BlackRock Chief Operating Officer. “Every acquisition has been an opportunity to strengthen our capabilities for clients—and in fact, we have been a client of Preqin for many years, and we look forward to welcoming the talented Preqin team to BlackRock.”

“Together with Preqin, we can make private markets investing easier and more accessible while building a better-connected platform for investors and fund managers. This presents a substantial opportunity for Aladdin to bridge the transparency gap between public and private markets through data and analytics,” said Sudhir Nair, Global Head of Aladdin.

“BlackRock is known for excellence in both investment management and financial technology, and together we can accelerate our efforts to deliver better private markets data and analytics to all of our clients at scale.” said Mark O’Hare, Founder of Preqin. “I look forward to joining BlackRock and continuing to play a role in the continued growth and success of Preqin and our customers.” Preqin founder Mark O’Hare will join BlackRock as a Vice Chair after the close of the transaction.

“Private markets continue to evolve and so is Preqin. I am incredibly excited about the opportunities this next phase of growth, together with BlackRock, promises our customers and our employees,” said Christoph Knaack, CEO of Preqin.

Terms of the Transaction

Under the terms of the transaction, BlackRock will acquire 100% of the business and assets of Preqin for total consideration of £2.55 billion or approximately $3.2 billion in cash.

The transaction is expected to close before year-end 2024, subject to regulatory approvals and other customary closing conditions.

Barclays served as lead financial advisor to BlackRock, with Skadden, Arps, Slate, Meagher & Flom acting as legal counsel. Goldman Sachs International served as the sole financial advisor, and Macfarlanes acted as legal counsel, to Preqin.

Teleconference and Webcast Details

BlackRock will hold an investor call on July 1, 2024 at 8:30 a.m. ET to discuss the transaction.

Members of the public who are interested in participating in the teleconference should dial, from the United States, (313) 209-4906, or from outside the United States, (877) 502-9276, shortly before 8:30 a.m. ET and reference the BlackRock Conference Call (ID Number 8700330). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

The webcast will be available for replay by 11:30 a.m. ET on Monday, July 1, 2024. To access the replay of the webcast, please visit the investor relations section of www.blackrock.com.

An investor presentation with additional details about the transaction is also available on the “Events & Presentations” section of the investor relations website: https://ir.blackrock.com/news-and-events/events-and-presentations/

Contacts

BlackRock Media Relations

Ed Sweeney

646-231-0268

Ed.Sweeney@BlackRock.com

BlackRock Investor Relations

Caroline Rodda

212-810-3442

Caroline.Rodda@BlackRock.com

About BlackRock

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, we help millions of people build savings that serve them throughout their lives by making investing easier and more affordable. For additional information on BlackRock, please visit www.blackrock.com/corporate

About Preqin

Preqin, the Home of Alternatives™, empowers financial professionals who invest in or allocate to alternatives with essential data and insight to make confident decisions. It supports them throughout the entire investment lifecycle with critical information and leading analytics solutions. The company has pioneered rigorous methods of collecting private data for over 20 years, enabling more than 200,000 professionals globally to streamline how they raise capital, source deals and investments, understand performance, and stay informed. For more information visit www.preqin.com.

Preqin is owned by its management and employees together with Valhalla Ventures, Founder Mark O’Hare’s family holding company.

Forward Looking Statements

This presentation, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations, including the anticipated timing, consummation and expected benefits of the proposed Preqin transaction and Preqin’s projected financial performance. Forward looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and may contain information that is not purely historical in nature. Such information may include, among other things, projections and forecasts. There is no guarantee that any forecasts made will come to pass. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its Securities and Exchange Commission reports. These risk factors and those identified elsewhere in this presentation, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of AUM; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) BlackRock’s ability to develop new products and services that address client preferences; (5) the impact of increased competition; (6) the impact of future acquisitions or divestitures, including the acquisitions of Preqin (the “Preqin Transaction”) and Global Infrastructure Partners (the “GIP Transaction” and together with the Preqin Transaction, the “Transactions”); (7) BlackRock’s ability to integrate acquired businesses successfully, including the Transactions; (8) risks related to the Transactions, including the expected closing date of the Transactions, the possibility that the Transactions do not close, including, but not limited to, due to the failure to satisfy the closing conditions, the possibility that expected synergies and value creation from the Preqin Transaction will not be realized, or will not be realized within the expected time period, and impacts to business and operational relationships related to disruptions from the Transactions; (9) the unfavorable resolution of legal proceedings; (10) the extent and timing of any share repurchases; (11) the impact, extent and timing of technological changes and the adequacy of intellectual property, data, information and cybersecurity protection; (12) the failure to effectively manage the development and use of AI; (13) attempts to circumvent BlackRock’s operational control environment or the potential for human error in connection with BlackRock’s operational systems; (14) the impact of legislative and regulatory actions and reforms, regulatory, supervisory or enforcement actions of government agencies and governmental scrutiny relating to BlackRock; (15) changes in law and policy and uncertainty pending any such changes; (16) any failure to effectively manage conflicts of interest; (17) damage to BlackRock’s reputation; (18) increasing focus from stakeholders regarding ESG matters; (19) geopolitical unrest, terrorist activities, civil or international hostilities, and other events outside BlackRock’s control, including wars, natural disasters and health crises, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (20) climate-related risks to BlackRock’s business, products, operations and clients; (21) the ability to attract, train and retain highly qualified and diverse professionals; (22) fluctuations in the carrying value of BlackRock’s economic investments; (23) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products, which could affect the value proposition to clients and, generally, the tax position of BlackRock; (24) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (25) the failure by key third-party providers of BlackRock to fulfill their obligations to BlackRock; (26) operational, technological and regulatory risks associated with BlackRock’s major technology partnerships; (27) any disruption to the operations of third parties whose functions are integral to BlackRock’s ETF platform; (28) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (29) the impact of problems, instability or failure of other financial institutions or the failure or negative performance of products offered by other financial institutions. BlackRock’s Annual Report on Form 10–K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward–looking statements. The information contained on BlackRock’s website is not a part of this presentation, and therefore, is not incorporated herein by reference.

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes BlackRock’s ongoing operating results may be enhanced if investors have additional non–GAAP financial measures. Management reviews non–GAAP financial measures to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non–GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented. Non–GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non–GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non–GAAP measures may not be comparable to other similarly titled measures of other companies.